UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):	November 17, 2004

MERIDIAN BIOSCIENCE, INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-14902	31-0888197
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(513) 271-3700

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

        On November 17, 2004, the Compensation Committee of the Board of Directors adopted the Fiscal Year 2005 Bonus Plan. The Plan provides for bonuses as a percentage of base salary at designated earnings levels in excess of those achieved for fiscal year 2004. The computation also includes a personal achievement multiplier to be determined by the Committee. The earnings objectives exclude the positive and negative effects associated with extraordinary developments, such as acquisitions. Restructuring and extraordinary charges associates with such acquisitions will be added back to actual net earnings achieved to determine net earnings for purposes of the Plan.

Item 2.02 – Results of Operations and Financial Condition.

        On November 17, 2004, the Registrant issued a press release announcing its financial results for the quarter and year ended September 30, 2004. A copy of the press release is furnished as Exhibit 99 to this report and is incorporated herein by reference.

Item 9.01(c) – Exhibits

        Exhibit 10        Meridian Bioscience, Inc. Fiscal 2005 Officers’ Compensation Plan.

        Exhibit 99         Press Release issued November 17, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 23, 2004	MERIDIAN BIOSCIENCE, INC. BY: /s/ Melissa Lueke —————————————— Melissa Lueke Vice President and Chief Financial Officer (Principal Accounting Officer)